Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Chicago Atlantic Real Estate Finance, Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	457(o)		$	$			$					$
Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	(2)	457(o)
Fees to be Paid	Debt Convertible into Equity	Debt Securities	(3)	457(o)
Fees to be Paid	Other	Units	(4)	457(o)
Fees to be Paid	Equity	Rights		457(o)
Fees to be Paid	Equity	Warrants	(5)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)					0.0001381
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share		415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share		415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Debt Convertible into Equity	Debt Securities		415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Other	Units	(7)	415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Equity	Rights		415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Equity	Warrants		415(a)(6)								S-3	333-268920	01/19/2023
Carry Forward Securities	Unallocated (Universal) Shelf		(8)	415(a)(6)		$		$452,114,647.00		$		S-3	333-268920	01/19/2023		$49,823.03

Total Offering Amounts:								$452,114,647.00			0.00
Total Fees Previously Paid:
Total Fee Offsets:											0.00
Net Fee Due:											$0.00

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Offering Note(s)

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	See Note 1 above.
(3)	See Note 1 above.
(4)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.
(5)	See Note 1 above.
(6)	See Note 1 above.
(7)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.
(8)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on December 21, 2022 (File No. 333-268920) (the “Prior Registration Statement”), which was declared effective on January 19, 2023, that registered $500,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $452,114,647 of unsold securities (the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $49,823.03 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.